Exhibit 3(ii)

BY-LAWS

OF

General Electric Capital Corporation

ARTICLE 1     Meetings of Stockholders

Section 1.1.     Annual Meetings.     If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, eitherwithin or without the State of Delaware, as may be designated by the Chairman of the Board, the Chief Executive Officer or the President of the corporation from time to time. Any other proper business may be transacted at the annual meeting.

Section 1.2.     Special Meetings.     Special meetings of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, the Chief Executive Officer or the President of the corporation, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice described in Section 1.3.

Section 1.3.     Notice of Meetings.     Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given that shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these by-laws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

Section 1.4.     Quorum.     Except as otherwise provided by law, the certificate of incorporation or these by-laws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum.

Section 1.5.     Organization.     Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Senior Vice President, or in his absence by a Vice President, or in the absence of a Vice President, the Secretary or in the absence of the foregoing persons by a chairman designated by the Board of Directors. The Secretary shall act as secretary of the meeting, or may designate any person to act as secretary of the meeting.

Section 1.6.     Voting.     Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by the certificate of incorporation, these by-laws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

ARTICLE 2     Board of Directors

Section 2.1.     Number; Qualifications.     The Board of Directors shall consist of one or more members, the number thereof to be determined from time to time by the stockholders or by a resolution of a majority of the Board of Directors. Directors need not be stockholders.

Section 2.2.     Election; Resignation; Vacancies.     The Board of Directors shall initially consist of the persons named as directors in the certificate of incorporation or elected by the incorporator of the corporation, and each director so elected shall hold office until the first annual meeting of stockholders or until his successor is duly elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors, each of whom shall hold office for a term of one year or until his successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon notice to the corporation. Unless otherwise provided by law or the certificate of incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

Section 2.3.     Regular Meetings.     Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 2.4.     Special Meetings.     Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, or any three (3) members of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the Secretary to each member of the Board of Directors at least one day before the meeting.

Section 2.5.     Telephonic Meetings Permitted.     Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone, or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.6.     Quorum; Vote Required for Action.     At all meetings of the Board of Directors one-third of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation, these by-laws or applicable law otherwise provides, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7.     Organization.     Meetings of the Board of Directors shall be presided over by such member of the Board of Directors as shall be selected by the Board of Directors at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8.     Duties and Powers.     The Board of Directors shall have the control and management of the business and affairs of the corporation, and may adopt such rules and regulations for the conduct of its meetings and the management of the corporation as it may deem proper, not inconsistent with law or these by-laws.

ARTICLE 3     Committees

Section 3.1.     Committees.     The Board of Directors may designate one or more committees, including, without limitation, an Executive Committee, each committee to consist of one or more of the directors of the corporation. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 3.2.     Quorum.     Except as otherwise provided in a specific resolution of the Board of Directors, one-third in number of any committee (including the Executive Committee) appointed by the Board of Directors in accordance with Section 3.1 shall constitute a quorum at all meetings of such committee, and the act of a majority of the directors present at any such committee meeting at which there is a quorum shall be the act of such committee, except as may be otherwise specifically provided by the statutes of the State of Delaware.

Section 3.3.     Committee Rules.     Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of such committee’s business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws.

ARTICLE 4     Officers

Section 4.1.     Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies.     The Board of Directors may elect a Chairman of the

Board of Directors, one or more Vice Chairmen of the Board of Directors, a Chief Executive Officer, a Chief Operating Officer, one or more Presidents, one or more Executive Vice Presidents, one or more Senior Vice Presidents, a Controller, a Treasurer and a Secretary. The Board of Directors may also choose such subordinate officers and agents of the corporation as it may from time to time determine. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any number of offices may be held by the same person except for the offices of President and Secretary. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.2.     Powers and Duties of Executive Officers.     The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

Section 4.3.     U.S. Citizenship Requirement.     No non-U.S. citizen shall be qualified or authorized to be Chairman of the Board of Directors or President or to exercise any powers or duties of such officers in his absence or during his disability, for so long as the corporation is required by the U.S. maritime laws to be a U.S. citizen by reason of its ownership, direct or indirect, or other interest in any vessel documented under the laws of the United States.

ARTICLE 5     Indemnification

Section 5.1.     Right to Indemnification.     (a) The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, the corporation shall not be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person unless the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the corporation.

(b)  The corporation may indemnify to the fullest extent permitted by law any person who is not a director or officer of the corporation to whom the corporation is permitted by applicable law to provide indemnification, whether pursuant to rights granted pursuant to, or provided by, the General Corporation Law of the State of Delaware or other rights created by (i) resolution of stockholders, (ii) resolution of directors, or (iii) a written agreement providing for such indemnification authorized by any officer designated by the Board of Directors of the corporation for such purpose, it being expressly intended that these by-laws authorize the creation of other rights in any such manner.

Section 5.2.     Prepayment of Expenses.     (a) The corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding for which such Covered Person is entitled to be indemnified pursuant to Section 5.1(a) in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 5 or otherwise.

(b)   The corporation may pay the expenses (including attorneys’ fees) incurred by a person who is not a director or officer of the corporation to whom the corporation is permitted by applicable law to provide advancement of expenses in defending any proceeding for which such person is entitled to be indemnified pursuant to Section 5.1(b) in advance of its final disposition; provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the such person to repay all amounts advanced if it should be ultimately determined that the such person is not entitled to be indemnified under this Article 5 or otherwise.

Section 5.3.     Nonexclusivity of Rights.     The rights conferred on any Covered Person by this Article 5 shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.4.     Other Sources.     The corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 5.5.     Amendment or Repeal.     Any repeal or modification of the foregoing provisions of this Article 5 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 5.6.     Other Indemnification and Prepayment of Expenses.     This Article 5 shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE 6     Miscellaneous

Section 6.1.     Seal.     The corporate seal shall have the name of the corporation inscribed thereon, the date of the incorporation of the corporation and the state in which the corporation is incorporated or shall be in such other form as may be approved from time to time by the Board of Directors.

Section 6.2.     Manner of Notice.     Except as otherwise provided herein, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice to directors may be given by telegram, telecopier, telephone or other means of electronic transmission.

Section 6.3.     Waiver of Notice of Meetings of Stockholders, Directors and Committees.     Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

Section 6.4.     Amendment of By-laws.     These by-laws may be altered, amended or repealed, and new by-laws made, by the Board of Directors, but the stockholders may make additional by-laws and may alter and repeal any by-laws whether adopted by them or otherwise.

Section 6.5.     Writings and Electronic Transmission.     For purposes of these by-laws, any requirement for written action or notice may be satisfied through either a tangible writing or through electronic or digital transmission of such writing to the proper recipient.

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[As amended by resolution of the Board of Directors dated September 19, 2002]